Exhibit 21

           DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.

DOMESTIC:

Watts Finance Company [Delaware]
Watts International Sales Corp. [Massachusetts]
Watts Investment Company [Delaware]
Watts Regulator Company [Massachusetts]
Watts Securities Corp. [Massachusetts]
Circle Seal Controls, Inc. [Delaware]
Green County Castings, Inc. [Oklahoma]
KF Industries, Inc. [Oklahoma]
KF Sales Corp. [Delaware]
Rudolph Labranche, Inc. [New Hampshire]
Leslie Controls, Inc. [New Jersey]
Spence Engineering Company, Inc. [Delaware]
Watts Drainage Products, Inc. [Delaware] [formerly Ancon U.S.A.]
Anderson-Barrows Metals Corp. [California]
Circle Seal Corporation [Delaware][formerly Jameco Acquisition]
Jameco Industries, Inc. [New York]
Webster Valve, Inc. [New Hampshire]
Ames Holdings, Inc. [Delaware]
Ames Company, Inc. [California]
Yolo-Ames Leasing Company, Inc. [California]
Hoke, Inc. [New York]
Ajax Screw Machine Co., Inc. [Connecticut]
Hoke-International, Ltd. [New York]
Go-Regulator, Inc. [California]
SSI Equipment, Inc. [New York]

INTERNATIONAL:

IOG Canada, Inc. [Canada]
SSI Equipment, Inc. [Canada]
Watts Industries (Canada) Inc. [Canada]
Watts Investment Company Canada Ltd. [Canada]
Hoke Controls, Limited [Canada]
Watts Cazzaniga S.p.A. [Italy]
Cazzaniga Immobiliare S.r.l.
Watts Industries Europe B.V. [the Netherlands]
Watts Industries France S.A. [France]
Watts Industries Germany GmbH [Germany]

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Hoke Handelsgesellschaft, GmbH [Germany]
Hoke Overseas Sales Corp. [U.S. Virgin Islands]
Wattsco International [U.S. Virgin Islands]
Watts Ocean BV [the Netherlands]
Watts Eurotherm SA [France]
Watts UK Ltd. [United Kingdom]
Watts G.R.C. SA [Spain]
Watts Intermes AG [Switzerland]
Watts Intermes GmbH [Austria]
Watts Intermes SpA [Italy]
*Intermes UK Ltd [United Kingdom]
Watts Europe Services BV [the Netherlands]
Leslie International V.I. [Virgin Islands]
Watts M.T.R. GmbH [Germany]
Anderson Barrows B.V. [the Netherlands]
Pibiviesse SpA [Italy]
B.V. Philabel [the Netherlands]
Watts AG [Switzerland]
Watts Ocean NV [Belgian]
WIG Armaturen Vertriebs, GmbH [Germany]
WSA Heizungs und Sanitartechnik GmbH [Germany]
WIC Verwaltungs und Beteiligungs GmbH [Germany]
WLI S.r.L. [Italy][formerly ISI SpA]
Watts Londa SpA [Italy][formerly Watts ISI SpA]

In addition to the foregoing, the Company holds and 80% interest in De Martin Srl [Italy], a 60% interest in Tianjin Tanggu Watts Valve Company Limited, a Chinese joint venture, and a 60% interest in Suzhou Watts Valve Co., Ltd., a Chinese joint venture. The Company also holds a 49% interest in Jameco International LLC.

* dissolution pending